Amendment
of the
Employment Agreement

This AMENDMENT (“Amendment”) to that certain individual Employment Agreement (as defined below), is made and entered into this 23rd day of February, 2023, by and between Kaltura Ltd., a company organized under the laws of the State of Israel and having an office and principal place of business at Atrium Bldg., 22nd floor, 2 Ze’ev Jabotinsky Road, Ramat Gan, Israel (the “Company”) and Mr. Ron Yekutiel (the “Employee”).
Each of the above is referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS,    the Parties have entered into an individual employment agreement dated May 1st, 2012, in connection with the Employee’s employment by the Company, as from time to time amended (the said agreement, together with all the exhibits, attachments and addendums thereto, and any amendments hereto or thereto in accordance with the provisions thereof or hereof, shell be referred to herein as the “Employment Agreement”); and
WHEREAS,    the Parties wish to amend the Employment Agreement in accordance with the terms herewith;

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants contained in this Amendment and other good and valuable consideration (the receipt and adequacy of which are hereby mutually acknowledged), each of the Parties hereby agree as follows:

1.Definitions and Interpretation
1.1.Capitalized terms used but not otherwise defined herein having the respective meanings set forth in the Employment Agreement. All capitalized terms used but not defined hereinabove or in the Employment Agreement, shall have the meaning ascribed for then as in the recitals or as hereinbelow defined.
1.2.The preface to this Amendment constitutes an indivisible and integral part thereof.
1.3.The provisions of this Amendment are in addition to, and in amendment of, the provisions of the Employment Agreement and in the event of any discrepancy or inconsistency between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail. Any reference in the Employment Agreement or herein to “this Agreement” shall mean the Employment Agreement as amended by this Amendment.

2.Bonus
2.1.The Employee’s entitlement to an annual Bonus for the calendar year of 2023 shall be determined, for such year only, on the basis of the Employee’s and the Company’s attainment of certain goals and objectives defined by the Company, which are set forth in the Employee’s annual bonus plan according to Company’s 2023 Executive Compensation Plan as approved by the Company’s Compensation Committee on or about February 5, 2023 (the “2023 Executive Compensation Plan”).
Accordingly, subject to Section 2.2 hereof, the 2023 annual Bonus shall be as follows:
2.1.1.The potential maximum annual Bonus with respect to 100% attainment, satisfaction and performance against the 2023 Executive Compensation Plan’s targets and thresholds (namely, Individual Objectives and Company Financial Goals KPIs and OKRs, a copy of which is enclosed as Annex A hereof) as elaborated in the 2023 Executive Compensation Plan, shall equal the gross amount of USD 502,293 (herein, the “Base OTB”).
2.1.2.The potential maximum annual Additional Stretch Bonus for overachievement against such goals (>100%), shall equal the gross amount of USD 188,360.
2.2.Notwithstanding anything to the contrary in the Employment Agreement or any other agreements, arrangements, undertakings, obligations, representations, warranties and/
Ron Yekutiel - 2023 Amendment to Employment Agmt (10-K) (1) - 2-23-2023

or understandings, either oral, in writing or otherwise, relating to the Employee’s employment and/or grant of services and/or any other engagement, entered into between the Parties, the monetary value of the Base OTB to which the Employee shall be entitled under the 2023 Executive Compensation Plan up to 100% attainment, shall be granted in the form of up to 264,365 Restricted Stock Units (as defined in the 2021 Kaltura, Inc. Incentive Award Plan and Israeli Sub-Plan; together, the “2021 Plan”), to be settled in shares in accordance with the calculation and vesting terms set forth in the 2023 Executive Compensation Plan (the “MBO RSUs”).
2.3.The Employee shall not have any excess entitlement under this Agreement for Annual Additional Stretch Bonus with respect to MBO overachievement (i.e., >100% attainment of the applicable goals under the 2023 Executive Compensation Plan).
2.4.Except as set forth in this Amendment for the 2023 annual Bonus, the Employee’s entitlement to annual Bonus and Additional Stretch Bonus shall be determined, for each subsequent calendar year, on the basis of the attainment of certain financial and operational metrics set by Kaltura, Inc.’s Board of Directors or Compensation Committee.
2.5.All Bonus payments, if any, shall be subject to all mandatory withholdings and deductions, and shall be deemed to be quoted in gross figures. In addition, all Bonus payments in currencies other than US Dollar (for 2023, the Additional Stretch Bonus payment) will be adjusted in accordance with the specific payment currency and US Dollar exchange rate that shall prevail as of the payment calculation date in accordance with the Company’s policies and procedures.

3.MBO RSUs Terms of Grant
Subject to the terms and provisions of the 2021 Plan, the 2023 Executive Compensation Plan and the applicable Award Agreement, the MBO RSUs (if and to the Extent the Employee shall be entitled to such) shall be subject to the following:
3.1.Grant Date: effective as of the effective date of the Compensation Committee’s approval of the 2023 Executive Compensation Plan, namely, February 5, 2023.
3.2.Vesting: Up to the maximum number of the MBO RSUs that were granted to the Employee will be eligible to vest in accordance with the satisfaction and performance against the 2023 Executive Compensation Plan’s targets and thresholds (namely, Individual Objectives and Company Financial Goals KPIs and OKRs), upon and subject to the eligibility of the Employee to the cash payment of the Annual Bonus but for the conversion thereof to MBO RSUs which shall be determined following the approval of the final audited results for FY-23 (no later than March 15, 2024), subject, however, to the continued employment of the Employee through December 31, 2023.
3.3.Contingencies: the MBO RSUs award shall be made pursuant to the 2021 Plan, the 2023 Executive Compensation Plan and the appropriate award agreement to be executed by the Employee and countersigned by Kaltura, Inc., and to the execution and delivery of all required agreements and instruments pursuant to the 2021 Plan and Kaltura, Inc.’s policies.

4.Additional Benefits
4.1.Subject to the approval of the Compensation Committee of the Board of Directors of Kaltura, Inc., and the Employee’s continued employment by the Company through the applicable vesting date, the Company anticipates granting the Employee such number of LTI RSUs award as stipulated in the 2023 Executive Compensation Plan (herein, “LTI RSUs”).
4.2.The LTI RSUs, if awarded, will be governed by the terms and conditions of the Company’s 2021 Plan, the respective provisions of the 2023 Executive Compensation Plan and applicable award agreements.

5.Miscellaneous
Ron Yekutiel - 2023 Amendment to Employment Agmt (10-K) (1) - 2-23-2023

5.1.The Employment Agreement is hereby amended as expressly set out in this Amendment above, and all references and provisions relating to the subject matters of this Amendment, shall be read and interpreted in line with this Amendment and in a manner that will give full force and effect thereto, whether or not specified so herein. This Amendment shall be read together with the Employment Agreement as one agreement and, save as expressly amended by this Amendment, the Employment Agreement shall remain unaltered and in full force and effect.
5.2.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first hereinabove set forth:

Kaltura Ltd.		Employee

By:		By:
Name:	Yaron Garmazi		Ron Yekutiel
Title:	CFO

Ron Yekutiel - 2023 Amendment to Employment Agmt (10-K) (1) - 2-23-2023